Exhibit 99.1

united states district court
Southern district of new york

IN RE RESOURCE CAPITAL CORP. SHAREHOLDER DERIVATIVE LITIGATION DEMAND FUTILE ACTIONS	Case No. 17 Civ. 00253 (LLS)

IN RE RESOURCE CAPITAL CORP. SHAREHOLDER DERIVATIVE LITIGATION DEMAND REFUSED ACTIONS	Case No. 17 Civ. 1381 (LLS)

NOTICE OF PROPOSED SETTLEMENT OF

SHAREHOLDER DERIVATIVE LITIGATION

TO:ALL PERSONS WHO OWNED SHARES OF EXANTAS CAPITAL CORP. (FORMERLY KNOWN AS RESOURCE CAPITAL CORP.) (the “COMPANY”) COMMON STOCK AS OF JANUARY 27, 2019 AND CONTINUE TO OWN SUCH SHARES.

YOU ARE HEREBY NOTIFIED, pursuant to Federal Rule of Civil Procedure 23.1 and an Order of the United States District Court for the Southern District of New York (the “Court”), of (i) the pendency of the above-captioned shareholder derivative actions (the “Derivative Actions”), which were brought by certain shareholders of the Company on behalf of and for the benefit of the Company; (ii) a proposed settlement of the Derivative Actions (the “Settlement”), subject to Court approval, for consideration, including the adoption by the Company of certain corporate governance measures, as provided in a Stipulation and Agreement of Settlement, dated January 27, 2019 (the “Stipulation”); (iii) the hearing (the “Settlement Hearing”) that the Court will hold on May 17, 2019, to determine whether to approve the Settlement and Plaintiffs’ counsel’s application for attorneys’ fees and reimbursement of litigation expenses (the “Fee and Expense Award”), including service awards for Plaintiffs (the “Service Awards”); and (iv) current shareholders’ rights with respect to the proposed Settlement and applications for the Fee and Expense Award and the Service Awards.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.  YOUR RIGHTS WILL BE AFFECTED BY THIS LITIGATION.

The Stipulation was entered into as of January 27, 2019, between and among: (1) plaintiffs Joseph Greenberg and James M. DeCaro, individually and to the extent that they have or claim standing to assert claims derivatively on behalf of the Company (collectively, the “Demand Futile Plaintiffs”); (2) plaintiffs Mark E. McKinney, Dave Sherek, Robert H. Spiegel, and Rick Sebenoler, individually and to the extent that they have or claim standing to assert claims derivatively on behalf of the Company (collectively, the “Demand Refused Plaintiffs,” and with the Demand Futile Plaintiffs, “Plaintiffs”); (3) individual defendants Walter T. Beach, Eldron C. Blackwell, David E. Bloom, David J. Bryant, Edward E. Cohen, Jonathan Z. Cohen, Richard L. Fore, William B. Hart, Gary Ickowicz, Steven J. Kessler, Murray S. Levin, P. Sherrill Neff, and Stephanie H. Wiggins (the “Individual Defendants”); (4) corporate defendants Resource America, Inc. (“Resource America”) and Resource Capital Manager, Inc. (now known as Exantas Capital Manager, Inc.) (the “Manager,” and with Resource America, the “Corporate Defendants”; and together with the Individual Defendants and the Company, the “Defendants”); and (5) the Company.

All capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Stipulation.

WHAT IS THE PURPOSE OF THIS NOTICE OF PROPOSED SETTLEMENT?

1.The purpose of this Notice of Proposed Settlement is to explain the Derivative Actions, the terms of the proposed Settlement, and how the proposed Settlement affects the legal rights of the Company’s shareholders.

2.In a derivative action, one or more people or entities who are current shareholders of a corporation sue on behalf of and for the benefit of the corporation, seeking to enforce the corporation’s legal rights.  Because derivative actions concern a corporation’s legal rights, no individual shareholder has the right to recover damages in a shareholder derivative action or to be compensated as a result of the settlement of a shareholder derivative action.

3.As described more fully below, current shareholders of the Company have the right to object to the proposed Settlement and the applications for the Fee and Expense Award and the Service Awards.  Current shareholders of the Company1 have the right to appear and be heard at the Settlement Hearing, which will be held on May 17, 2019 at 3:00 p.m., before the Honorable Louis L. Stanton, at the United States District Court for the Southern District of New York, Daniel Patrick Moynihan United States Courthouse, 500 Pearl Street, Courtroom 21C, New York, New York, 10007-1312.  At the Settlement Hearing, the Court will determine, among other things: (i) whether the Settlement should be approved; (ii) whether the Claims against the Defendants should be dismissed with prejudice as set forth in the Stipulation; and (iii) whether applications for a Fee and Expense Award and for Service Awards should be approved by the Court.

[1]

Shareholders that owned common stock of the Company as of January 27, 2019 and continue to own such stock through May 17, 2019, the date of the Settlement Hearing, are defined as current shareholders of the Company.

WHAT IS THIS CASE ABOUT?  WHAT HAS HAPPENED SO FAR?

4.Between January 12, 2017 and April 27, 2017, a number of shareholder derivative complaints were filed in the United States District Court for the Southern District of New York, alleging, among other things, that (i) the Individual Defendants breached their fiduciary obligations to the Company in connection with the Company’s decision to recognize an impairment on a legacy mezzanine loan (the “Mezzanine Loan”), (ii) wasted corporate assets, and (iii) caused the Company to issue proxy statements containing certain material misstatements and omissions.  Certain of the complaints also alleged claims against the Individual and Corporate Defendants for unjust enrichment in connection with their alleged receipt of compensation and/or management fees paid pursuant to the Company’s Management Agreement.

5.On May 16, 2017, the Court consolidated the individual shareholder derivative actions into two separate consolidated Derivative Actions:  In re Resource Capital Corp. Shareholder Derivative Litigation Demand Futile Actions, Case No. 17 Civ. 253 (LLS) (the “Demand Futile Actions”), and In re Resource Capital Corp. Shareholder Derivative Litigation Demand Refused Actions, Case No. 17 Civ. 1381 (LLS) (the “Demand Refused Actions”).  The two consolidated Derivative Actions made substantially similar substantive allegations, but differed in terms of the theories of shareholder derivative standing they asserted.

6.On May 18, 2017, the Court appointed Profy Promisloff & Ciarlanto, P.C. (now known as Promisloff Law, P.C.) as lead counsel in the Demand Refused Actions.  On July 6, 2017, the Court appointed Robbins Arroyo LLP as lead counsel in the Demand Futile Actions.

7.On June 30, 2017, the Demand Refused Plaintiffs filed a Verified Consolidated Shareholder Derivative Complaint (the “Consolidated Demand Refused Complaint”).  The Consolidated Demand Refused Complaint alleged substantially identical claims to those identified in paragraph 4 above.

8.On August 21, 2017, the Demand Futile Plaintiffs filed a Verified Consolidated Stockholder Derivative Complaint (the “Consolidated Demand Futile Complaint”).  Like the Consolidated Demand Refused Complaint, the Consolidated Demand Futile Complaint alleged substantially identical claims to those identified in paragraph 4 above.

9.On September 15, 2017, the Individual Defendants and the Company filed a joint motion to dismiss the Consolidated Demand Refused Complaint.2

10.On October 20, 2017, the Defendants filed motions to dismiss the Consolidated Demand Futile Complaint.

11.On February 23, 2018, the Court granted the Individual Defendants’ and the Company’s joint motion to dismiss the Consolidated Demand Refused Complaint.

[2]	Because the Consolidated Demand Refused Complaint did not assert any claims against the Corporate Defendants, the Corporate Defendants did not file a motion to dismiss that complaint.

12.On April 2, 2018, the Court granted Defendants’ motions to dismiss the Consolidated Demand Futile Complaint.

13.Plaintiffs filed notices of appeal on March 22, 2018, and May 3, 2018, respectively.

14.On May 4, 2018, in anticipation of pre-appeal mediation conferences required by the United States Court of Appeals for the Second Circuit (the “Court of Appeals”), Plaintiffs’ counsel sent a joint settlement demand letter to Defendants’ counsel, proposing a settlement framework, including corporate governance reforms, for settling both the Demand Futile Actions and the Demand Refused Actions.  Between May and August 2018, counsel for Plaintiffs and Defendants negotiated potential settlement terms and conditions under the oversight of Court-appointed mediators as part of the Court’s Civil Appeals Mediation Program (“CAMP”) pursuant to Local Rule 33.1.  On August 9, 2018, while under the continued oversight of the CAMP mediators, counsel for the parties to the Derivative Actions reached an agreement in principle on the substantive terms of a proposed Settlement.

15.Following the parties’ agreement in principle on the substantive terms of a proposed Settlement, the parties separately negotiated the attorneys’ fees that would be payable, subject to the approval of the Court, in consideration of the substantial corporate benefit produced by the proposed Settlement.  On November 8, 2018, the parties reached agreement on a proposed award of attorneys’ fees and expenses.  The parties did not discuss or negotiate the amount of attorneys’ fees and expenses to be paid to Plaintiffs’ counsel until after the other material terms of the Settlement had been agreed upon on August 9, 2018.

16.On November 12, 2018, counsel for the parties to the Derivative Actions executed a memorandum of understanding (“MOU”) setting forth the material terms of their agreement in principle to settle the Derivative Actions, subject to the negotiation of a mutually acceptable long-form settlement agreement and court approval.

17.On January 8, 2019, the Board of Directors of the Company approved the terms of the proposed Settlement.  The parties executed the Stipulation and Agreement of Settlement on January 27, 2019.

18.On March 22, 2019, the Court entered an order preliminarily approving the Settlement.  In its Preliminary Approval Order, the Court directed that: (i) copies of this Notice of Proposed Settlement and the Stipulation be attached as exhibits to a Form 8-K filed with the United States Securities and Exchange Commission and that the Form 8-K be posted, along with its attachments, on the Company’s corporate website; (ii) this Notice of Proposed Settlement be posted on the respective websites of Robbins Arroyo LLP and Promisloff Law, P.C.; and (iii) a Summary Notice be published one time in Investor’s Business Daily.  In addition, the Court’s Preliminary Approval Order scheduled the Settlement Hearing for May 17, 2019 to consider whether to grant final approval to the Settlement and to consider whether to grant a Fee and Expense Award and Service Awards.

WHAT ARE THE BENEFITS OF THE SETTLEMENT?

19.In exchange for the release described below in paragraphs 25-28, the Company agreed to create and effectuate the following Corporate Governance Measures:

a.	Independence:

i.	The Board shall adopt a formal policy requiring that the positions of Board Chairman and Chief Executive Officer be filled by different individuals at all times.

ii.

The Company shall adopt a formal policy (i) requiring that its independent directors satisfy the “independence” requirements of Section 3.03A.02 of the New York Stock Exchange’s Listed Company Manual; (ii) providing that Board members will not serve on the boards of more than three other unaffiliated publicly-traded entities; and (iii) requiring its independent directors to meet (including telephonically) in executive session at least four times per year.

b.	Investment Committee: The Board will adopt an Investment Committee Charter, which shall include the following:

i.	A majority of the Investment Committee’s members shall be independent directors.

ii.

The Investment Committee shall be responsible for approving each of the Company’s proposed investments in loans and preferred equity (“Covered Investments”) initially valued in excess of $35 million but less than or equal to $50 million (the “Investment Committee Approval Range”).  Any Covered Investment initially valued in excess of the Investment Committee Approval Range shall be approved by the full Board.  The Board may, in its discretion, modify the Investment Committee Approval Range as it deems necessary and appropriate in light of material changes in the size of the Company’s investment portfolio, provided that the bottom end of the range (the “Covered Investment Threshold”) is set at an amount less than or equal to 2.5 percent of the carrying value of the Company’s portfolio of loans and preferred equity as set forth in the Company’s books at the end of the reporting period immediately preceding the date on which such modification is made.

iii.

The Investment Committee shall meet as frequently as necessary to consider for approval all of the Company’s proposed Covered Investments initially valued within the Investment Committee Approval Range.

iv.	In considering whether to approve any proposed Covered Investment initially valued within the Investment Committee Approval Range, the

Investment Committee shall give consideration to all material risks associated with such investment that are identified by the Manager or otherwise identified by any member of the Investment Committee.  The Manager will make appropriate personnel available to the Investment Committee to provide information concerning such proposed investments and any related material risks.

v.

At least quarterly, the Investment Committee shall receive a report from the Manager identifying any material exception to or material deviation from the Investment Committee Charter during the preceding quarter that is known to the Manager, if applicable.

vi.

The Investment Committee shall maintain minutes of its meetings and all exhibits and other materials distributed or presented to the Investment Committee, which shall be filed with the minutes of the Investment Committee’s meetings and subject to the Company’s record keeping policies and procedures.

vii.	The Investment Committee shall annually review and evaluate the need for any change(s) to the Investment Committee Charter and recommend any proposed change(s) to the Board for approval.

c.	Audit Committee: The Board shall amend the Audit Committee Charter to include responsibility for certain matters relating to credit risk reporting, including at least the following provisions:

i.	The Audit Committee shall consist of at least three Board members, all of whom shall be independent directors selected annually by the Board.

ii.

The Audit Committee shall be responsible for ensuring that the full range of risks impacting the Company’s Covered Investments are evaluated as necessary to address changing conditions that may affect credit risk, including: (i) changes in lending policies, procedures, and underwriting standards; (ii) changes in international, national, or regional economic and business conditions; (iii) changes in the nature of investments, volume of investments, or concentrations in the portfolio; (iv) changes in the volume and severity of past due loans; and (v) changes in the regulatory environment.

iii.

The Audit Committee shall oversee the Company’s internal controls relating to credit risk management and disclosure, including (i) review and approval of the Company’s procedures for monitoring loans to ensure that they are responsive to changes in internal and external factors affecting the level of credit risk in the Company’s portfolio and (ii) review and approval of the Company’s practices relating to recognition of impairments, loan losses, write downs and allowances, and provisions for loan losses.  The

Audit Committee shall report its findings and recommendations to the full Board.

iv.

At least quarterly, the Manager shall report to the Audit Committee concerning any credit risk that the Manager believes is material or likely to become material relating to any of the Company’s Covered Investments initially valued at or above the Covered Investment Threshold.

v.

The Audit Committee shall report to the full Board at least quarterly summarizing the Audit Committee’s review and conclusions regarding any material credit risks to Covered Investments that were initially valued in excess of the Covered Investment Threshold that are identified by the Manager or otherwise identified to or by the Audit Committee.  The Audit Committee’s report shall include, to the extent appropriate, a discussion of any opinions of the Audit Committee or the Manager as to the magnitude, probability, and range of potential loss associated with such risks and whether any disclosures concerning such risks are necessary or appropriate.

vi.

The Audit Committee shall be empowered to retain external advisors as necessary and appropriate to assist the Audit Committee with the assessment of material credit risks and related public disclosures.

vii.	The Audit Committee’s meetings and actions shall be duly recorded in minutes and resolutions and preserved in accordance with Company policy.

d.

Director Continuing Education:  The Board will adopt a policy of mandatory annual training for all members of the Board regarding best corporate governance practices, with the form and content to be determined by the Board in its discretion.

e.

Enhanced Disclosure Regarding Calculation of Base Management Fees and Incentive Compensation:  In connection with the Company’s quarterly and annual financial statements, the Company shall ensure that its disclosures regarding the amounts of Base Management Fees (as defined in the Management Agreement) and Incentive Compensation (as defined in the Management Agreement) paid to the Manager during the applicable reporting periods contain at least the following information:

i.

the Company’s calculation of Equity (as defined in the Management Agreement), including (to the extent applicable) the total amount of net proceeds from issuances of capital stock, retained earnings (or deficit), amounts paid for repurchases of capital stock, any one-time event excluded pursuant to changes in GAAP and non-cash charges;

ii.

a reconciliation of the Company’s GAAP net income (loss) allocable to common shares to its Core Earnings (as defined in the Management Agreement), including any item(s) excluded from the Core Earnings calculation in determining the amount of Incentive Compensation paid; and

iii.	if applicable, an explanation of how the Incentive Compensation hurdle was calculated, including the underlying value of each component of the Incentive Compensation hurdle calculation.

f.

Retention of Incentive Compensation Provision of Management Agreement:  The Management Agreement shall not be amended in any manner that would materially increase the amount of Incentive Compensation during the Compliance Term (defined below), unless such amendment is approved by a majority of the Company’s common stockholders.

Each of the Corporate Governance Measures listed above shall be maintained until at least three (3) years following the Effective Date of the Settlement (the “Compliance Term”); provided, however, that nothing in the Stipulation or Settlement shall require the Company to implement or maintain any Corporate Governance Measure if, in the opinion of Company counsel and supported by the opinion of outside counsel to the Company, such act or failure to act would result in a reasonably foreseeable risk to the Company, or any Audit Committee or Investment Committee member, or any affiliate of the Company, or any executive, director, officer, agent, or employee, of the Company or any affiliate, would be in violation of any federal or state law, statute, rule, or regulation, or any fiduciary or other duty that now exists or applies in the future.

WHAT ARE PLAINTIFFS’ REASONS FOR THE SETTLEMENT?

20.Plaintiffs and Plaintiffs’ counsel submit that the claims asserted in the Derivative Actions on behalf of the Company have merit.  Nonetheless, Plaintiffs and Plaintiffs’ counsel have concluded that it is desirable that the Derivative Actions be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation.  In doing so, Plaintiffs and Plaintiffs’ counsel recognize the expense inherent in the continued prosecution of the Derivative Actions, as well as the risk and uncertainty of continued litigation, especially in light of the Court’s decisions on Defendants’ motions to dismiss.

21.Plaintiffs’ counsel have conducted extensive investigation and analysis of the claims, defenses, and remedies.  Based on Plaintiffs’ counsel’s thorough evaluation, Plaintiffs and Plaintiffs’ counsel submit that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and in the best interests of the Company and its shareholders.  The Settlement confers substantial benefits to the Company and its shareholders, including: (a) the adoption of corporate governance policies concerning director independence; (b) the adoption of an Investment Committee charter formalizing the Investment Committee’s role and responsibilities; (c) the amendment of the Audit Committee charter to include responsibility for matters relating to credit risk reporting; (d) the adoption of an annual training program for members of the Company’s Board regarding best corporate governance practices; and (e) enhanced disclosures with respect to the amount of any base management fees and incentive compensation paid pursuant to the Company’s Management Agreement.  These terms of Settlement directly address the claims at issue in the Derivative Actions.

WHAT ARE DEFENDANTS’ REASONS FOR THE SETTLEMENT?

22.Defendants have denied, and continue to deny, each and every allegation of wrongdoing by the Plaintiffs in these Derivative Actions and maintain that they have acted properly, lawfully, and in full accord with their fiduciary duties at all times.  Further, the Defendants have denied, and continue to deny (a) that they have caused any damage or injury to the Company or its shareholders; (b) that they have ever committed or attempted to commit any violations of law or any breach of fiduciary duty owed to the Company or its shareholders; and (c) that they have committed any wrongdoing whatsoever.  Defendants further deny that Plaintiffs have the legal right to assert claims derivatively on behalf of the Company.  Defendants have nevertheless concluded that further litigation of the Derivative Actions would be protracted and expensive, and that it is desirable and beneficial for the Derivative Actions to be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation.

23.Further, the Board, including each of its independent, non-defendant directors, has approved the Settlement and each of its terms as being in the best interests of the Company and its shareholders.  The Board has acknowledged and agrees that the Settlement is fair, reasonable, and adequate, and confers substantial benefits on the Company and its shareholders.

WHAT MIGHT HAPPEN IF THERE WERE NO SETTLEMENT?

24.The Derivative Actions have been dismissed by the District Court.  While Plaintiffs have appealed the judgments of dismissal, there is no guarantee that the appeal in either Derivative Action would succeed.  In the absence of the proposed Settlement, if Plaintiffs failed to prevail on appeal, the Company would not receive any of the benefits of the Settlement.  Even if the Plaintiffs prevailed on appeal, there is no guarantee that they would ultimately prevail in the litigation.  A successful appeal would simply restart the litigation in the District Court, where Plaintiffs would be required to prove each and every essential legal and factual element of their claims.  In the absence of the Settlement, if Plaintiffs failed to prove their claims, the Company would not receive any of the benefits of the Settlement.

WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

25.Upon the Effective Date of the Settlement, Defendants, their respective Related Parties, and each Person which has the contractual or other right to assert a claim for indemnity or contribution against any of the foregoing, shall be released and discharged, finally and forever, from any and all Claims, with the exception of Excluded Claims (as defined below), which have been or could have been asserted by any of the Plaintiffs, or by any stockholder derivatively on behalf of the Company, or by the Company directly, arising out of or relating to:

a.	the facts, matters, transactions, acts, omissions, or circumstances alleged, or that could have been alleged, in any of the complaints filed in the Derivative Actions;

b.	the Company’s investments involving assets in Puerto Rico, including (without limitation) the Mezzanine Loan referenced in the Derivative Actions;

c.	the approval of (a) the Management Agreement or (b) any of the terms of the Management Agreement;

d.

the amount of any cash or equity compensation paid to any director, officer, employee, or agent of the Company, the Manager, or any of their affiliates, including without limitation any personnel employed by, or any officer or director of, Resource America or any of its affiliates;

e.

the adequacy of the Board’s oversight of the Company’s activities, officers, employees, and agents, including without limitation any personnel employed by, or any officer or director of, the Manager, Resource America, or any of their affiliates;

f.

any allegedly false or misleading statement or omission made in any public statement, including without limitation the Company’s proxy statements and other public securities filings, and other disclosures concerning any of the foregoing matters; or

g.	the defense or settlement of the Derivative Actions.

26.Upon the Effective Date, Plaintiffs and their Related Parties shall be released from all Claims arising out of or relating to the commencement, maintenance, prosecution, or settlement of the Derivative Actions with the exception of Excluded Claims.

27.The releases granted pursuant to the Settlement shall include any released Claims that Plaintiffs or Defendants do not know of or suspect to exist at the time of the release of such Claims, including without limitation those that, if known, might have affected the decision to enter into the Settlement.  With respect to any and all released Claims, the Settling Parties agree that upon the Effective Date of the Settlement, the Settling Parties expressly waive, and current shareholders of the Company shall be deemed to have waived, the provisions, rights, and benefits conferred by or under California Civil Code section 1542, or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Settling Parties acknowledge that they may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the released Claims.  Nevertheless, the Settling Parties acknowledge that it is their intention to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all released Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which do now exist, or heretofore existed, or may exist hereafter, without regard to the subsequent discovery of additional or different facts.  The Settling Parties acknowledge that the foregoing waiver was separately bargained for and is a key element of the Stipulation, and was relied upon by each and all of the Parties entering into the Settlement.

28.Notwithstanding anything to the contrary herein, the releases granted in the Stipulation will not release or extinguish: (i) the Management Agreement or any other existing contract between or among the Defendants and their Related Parties; (ii) any contract of insurance benefiting any of the Defendants or any of their Related Parties; (iii) any Claim to enforce any of the foregoing agreements, with the exception of any Claim arising out of, or related to, any amount paid or to be paid, benefits received or to be received, or services rendered or not rendered, under the Management Agreement prior to the date of the Stipulation, all of which are expressly released; or (iv) any Claim to enforce the Stipulation (collectively, the “Excluded Claims”).

WHO REPRESENTS PLAINTIFFS AND HOW WILL THE ATTORNEYS BE PAID?

29.On May 18, 2017, the Court appointed Profy Promisloff & Ciarlanto, P.C. (now known as Promisloff Law P.C.) as lead counsel in the Demand Refused Actions, and on July 6, 2017, the Court appointed Robbins Arroyo LLP as lead counsel in the Demand Futile Actions.  Plaintiffs’ counsel have not received any payment for their services in pursuing the claims against Defendants in the Derivative Actions, nor have Plaintiffs’ counsel been reimbursed for their out-of-pocket expenses.

30.Plaintiffs’ counsel intends to apply to the Court for a Fee and Expense Award to compensate them for their attorneys’ fees and expenses incurred in conjunction with the prosecution of the Derivative Actions in the amount of $550,000.  The Court will determine the ultimate amount of any Fee and Expense Award, and the Settlement is not conditioned upon such an award.

31.In addition to the Fee and Expense Award, Plaintiffs are seeking Service Awards in an amount up to $3,000 per Person for their participation in the Derivative Actions.  Such Service Awards shall be paid from the Fee and Expense Award to Plaintiffs’ counsel.

32.Defendants’ insurers shall pay any Fee and Expenses Award awarded to Plaintiffs’ counsel.  Defendants shall have no obligation with respect to the Fee and Expense Award, with the exception of the obligation to take reasonable steps to cause the award to be paid by their insurers in accordance with the Stipulation.

WHEN AND WHERE WILL THE COURT RULE ON APPROVAL OF THE SETTLEMENT?  DO I HAVE TO COME TO THE HEARING?  MAY I SPEAK AT THE HEARING?

33.The Settlement Hearing will be held on May 17, 2019 at 3:00 p.m., before the Honorable Louis L. Stanton, at the United States District Court for the Southern District of New York, Daniel Patrick Moynihan United States Courthouse, 500 Pearl Street, Courtroom 21C, New York, New York, 10007-1312.  The Court may approve the Settlement and the applications for the Fee and Expense Award and the Service Awards at or after the Settlement Hearing without further notice to current shareholders of the Company.

34.If you owned common stock of the Company as of January 27, 2019 and continue to own such stock through May 17, 2019 (the date of the Settlement Hearing), you may, if you wish to do so, object and show cause why: (i) the proposed Settlement set forth in the Stipulation should not be approved; and (ii) a Fee and Expense Award, including any Service Awards, should not be granted in the amount sought.

35.The procedure for objecting to the Settlement, the Fee and Expense Award, and/or the Service Awards is as follows:

a.	Plaintiffs’ counsel will file papers with the Court in support of the Settlement, the Fee and Expense Award, and the Service Awards on April 19, 2019.

b.

Objections or oppositions to the Settlement, the Fee and Expense Award, and/or the Service Awards must be in writing and must be filed with the Clerk of the United States District Court for the Southern District of New York (the “Clerk”) no later than April 26, 2019. Written objections must set forth: (a) the objector’s name, address, and telephone number; (b) the number of shares of Company stock the objector currently owns as well as an account statement evidencing such ownership; (c) a detailed statement of the objector’s specific objections; (d) any and all documentation or evidence in support of the objector’s objections; and (e) the identities of any cases—by name, court, and docket number—in which the objector or his or her attorney has objected to a settlement in the last three (3) years.  If a current shareholder of the Company intends to appear and/or requests to be heard at the Settlement Hearing, such shareholder must also file with the Clerk no later than April 26, 2019: (f) a written notice of the objector’s intention to appear at the Settlement Hearing; (g) the name(s) of any attorney(s) that will appear on behalf of the objector; (h) the identities of any witnesses the objector intends to call at the Settlement Hearing; (i) a summary of the substance of any testimony to be provided by any such witnesses; and (j) any and all other evidence that the objector intends to present at the Settlement Hearing.  Current shareholders of the Company who do not wish to object in person to the proposed Settlement, the Fee and Expense Award, and/or the Service Awards do not need to attend the Settlement Hearing.

c.	If a current shareholder of the Company files a written objection and/or written notice of intent to appear, such shareholder must serve copies of all papers filed with the Clerk, by hand delivery or first-class mail, post-marked no later than April 26, 2019, on each of the following:

Lead Plaintiffs’ Counsel

ROBBINS ARROYO LLP

Shane P. Sanders

5040 Shoreham Pl.

San Diego, CA 92122

-and-

PROMISLOFF LAW, P.C.

David M. Promisloff

5 Great Valley Parkway, Suite 210

Malvern, PA 19355

Counsel for the Individual Defendants

COVINGTON & BURLING LLP

Mark P. Gimbel

The New York Times Building

620 Eighth Avenue

New York, NY 10018-1405

Counsel for the Corporate Defendants

PROSKAUER ROSE LLP

David A. Picon

11 Times Square

New York, NY 10036

Counsel for the Company

SCHLAM STONE & DOLAN LLP

Bradley J. Nash

26 Broadway

New York, NY 10004

d.	Plaintiffs’ counsel will file reply papers with the Court, if any, on May 10, 2019.

36.The Settlement Hearing may be adjourned by the Court without further written notice to current shareholders of the Company.  If you intend to attend the Settlement Hearing, you should confirm the date and time with Plaintiffs’ counsel.

37.Unless the Court orders otherwise, any current shareholder of the Company who does not object in the manner described above will be deemed to have waived any objection and shall be forever foreclosed from making any objection to the proposed Settlement, Plaintiffs’ counsel’s application for a Fee and Expense Award, and/or Plaintiffs’ application for Service Awards.  Current shareholders of the Company do not need to appear at the hearing or take any other action to indicate their approval of the foregoing.

CAN I SEE THE COURT FILE?  WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

38.This Notice contains only a summary of the terms of the proposed Settlement.  More detailed information about the Derivative Actions is available at the websites of Robbins Arroyo LLP, http://www.robbinsarroyo.com, Promisloff Law, P.C., http://www.prolawpa.com, and the Company, http://www.exantas.com.  In addition, you or your attorney may examine the Court files for In re Resource Capital Corp. Shareholder Derivative Litigation Demand Futile Actions, Case No. 17 Civ. 253 (LLS) and In re Resource Capital Corp. Shareholder Derivative Litigation Demand Refused Actions, Case No. 17 Civ. 1381 (LLS), during regular business hours at the United States District Court for the Southern District of New York, Daniel Patrick Moynihan United States Courthouse, 500 Pearl Street, New York, New York, 10007-1312.

Questions about the Settlement or about this Notice of Proposed Settlement in general should be directed to:

ROBBINS ARROYO LLP Shane P. Sanders 5040 Shoreham Pl. San Diego, CA 92122 Tel: (619) 525-3990 Email: ssanders@robbinsarroyo.com	PROMISLOFF LAW, P.C. David M. Promisloff 5 Great Valley Parkway, Suite 210 Malvern, PA 19355 Tel: (215) 259-5156 Email: david@prolawpa.com

You should ask Plaintiffs’ counsel to confirm receipt of any email correspondence regarding the Settlement or the Notice of Proposed Settlement within three (3) business days.  If Plaintiffs’ counsel do not confirm receipt within three (3) business days, you should call to ensure receipt.

DO NOT CALL OR WRITE THE COURT OR THE CLERK OF COURT REGARDING THIS NOTICE.

Dated:  March 27, 2019

By Order of the United States District Court for the Southern District of New York